EXHIBIT (99)(b)

Clark Equipment Company
100 North Michigan St.
P.O. Box 7008
South Bend, Indiana 46634


                           NEWS RELEASE


Contact:  Joe Fimbianti                      Release Date:  Immediate
          219-239-0176


                 CLARK EQUIPMENT BOARD AUTHORIZES
                     SHARE REPURCHASE PROGRAM


SOUTH BEND, INDIANA, February 3, 1995 -- Clark Equipment Company (NYSE: CKL) announced today that its Board of Directors authorized the company to purchase up to three million shares of the company's common stock. The announcement was made by Leo J. McKernan, Clark chairman, president and chief executive officer.

In making the announcement, Mr. McKernan said, "With the proceeds of the VME offering, Clark's capitalization is likely to exceed our immediate needs for our previously announced acquisition program. The repurchase program gives us the ability to reduce our capitalization to reasonable levels and, in so doing, provide added liquidity for our shareholders. It also permits us to buy our own shares at favorable prices when the opportunity arises."

Clark Equipment Company's core businesses design, manufacture and sell skid-steer loaders, highway paving and construction equipment, and axles and transmissions for off-highway equipment.



















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